UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-1822	Spire Missouri Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139
2-38960	Spire Alabama Inc. 2101 6th Avenue North Birmingham, AL 35203 205-326-8100	Alabama	63-0022000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Spire Missouri Inc.

On March 25, 2020, the Board of Directors of Spire Missouri Inc. (“Spire Missouri”), a Missouri corporation, approved an amendment to Spire Missouri’s bylaws to be effective as of March 26, 2020 that permits the Chief Executive Officer title to be used as a standalone title and not just as an additional title that may be assigned to the Chairman of the Board or President. A copy of Spire Missouri’s bylaws, as amended, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Spire Alabama Inc.

On March 25, 2020, the Board of Directors of Spire Alabama Inc. (“Spire Alabama”), an Alabama corporation, approved an amendment to Spire Alabama’s bylaws to be effective as of March 26, 2020 that permits the Chief Executive Officer title to be used as a standalone title and not just as an additional title that may be assigned to the Chairman of the Board or President. A copy of Spire Alabama’s bylaws, as amended, is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

3.1	Bylaws of Spire Missouri Inc., as amended, effective as of March 26, 2020
3.2	Bylaws of Spire Alabama Inc., as amended, effective as of March 26, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Missouri Inc.
Date:	March 27, 2020	By:	/s/ Ellen L. Theroff
Ellen L. Theroff Corporate Secretary

Spire Alabama Inc.
Date:	March 27, 2020	By:	/s/ Ellen L. Theroff
Ellen L. Theroff Corporate Secretary